EXHIBIT  11


                            STANFORD MANAGEMENT LTD.

                   Statement re: Computation of Share Earnings



Stanford  has  2,358,500  common  shares outstanding as at February 29, 2004 (*)


     Accumulated  loss  as  at  February  29,  2004          $   116,923
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     Loss  per  share  -  based  on  outstanding  shares     $    0.0496
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(*)     There  have  been  no  shares  issued  since  February  29,  2004.